Exhibit 99.1

Cleantech Solutions International Reports Second Quarter 2017 Results

Wuxi, Jiangsu Province, China – August 15, 2017 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT) today announced its financial results for three months and six months ended June 30, 2017.

“In the second quarter of 2017, our legacy dyeing machine business experienced a slight downtick in revenue along with higher raw materials costs, which contributed to lower margins a loss for the quarter. Despite this, we closed the quarter with positive operating cash flow and a stronger cash position,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “In the near-term, we expect our dyeing machine business to remain relatively stable. At the same time, we are excited about the opportunities for long-term growth we are pursuing in the global technology and sharing economy markets.”

Mr. Parkson Yip, Cleantech Solutions’ COO commented, “Having joined Cleantech Solutions just a few months ago, I am pleased with our progress in executing our long-term growth initiatives, especially those geared toward collaborative consumption and have a positive impact on the environment. We recently announced our global sharing bike business, which addresses one of the fastest growing markets in the world today. Our solution will provide the most convenient way for users to enjoy the benefits of bike sharing wherever they go. We continue to add regional bicycle operators to our platform and look forward to releasing the app in the fourth quarter of 2017.

“We also see strong potential in the portable mobile phone charger rental business, particularly in China and other countries in South Asia, where billions of mobile phone users who embrace the sharing economy are seeking affordable and reliable charging methods. Our solution hopes to reduce the unnecessary increase of portable mobile phone chargers and at the same time provide immediate convenience to users when they are in need. We target to expand the portable mobile phone charger rental business across major markets in China and Asia within the coming quarter, and will begin penetrating across the globe before year end. I believe these new business initiatives will establish a foundation for the Company to return to growth via new economy models.”

Second Quarter 2017 Results

Revenue for the second quarter of 2017 declined by 5.3% to $3,712,000, compared to $3,918,000 for the same period in 2016. The Company’s only source of revenue is from the dyeing and finishing business since the forged rolled rings and related products and petroleum and chemical equipment businesses are discontinued.

Gross profit for the second quarter of 2017 was $443,000, compared to gross profit of $591,000 for the same period in 2016. Gross margin was 11.9% during the second quarter of 2017 compared to 15.1% for the same period in 2016. The decline in gross margin was primarily attributable to higher raw material costs.

Operating expenses increased by 109.2% to $941,000, compared to $450,000 for the same period in 2016. The increase was primarily due to an increase in professional fees, including stock-based consulting fees, payroll and related benefits, depreciation, and research and development expenses for the development of new dyeing and finishing products.

Loss from operations was $498,000, compared to income from operations of $141,000 for the same period in 2016.

Loss from continuing operations was $521,000, or $(0.30) per basic and diluted share, compared to income from continuing operations of $69,000, or $(0.06) per basic and diluted share for the same period in 2016.

Loss from discontinued operations (Refer to “Discontinued Operations” discussion below) was nil for the second quarter of 2017. This compares to a loss from discontinued operations of $749,000, or $(0.67) per basic and diluted share for the second quarter of 2016.

Net loss for the second quarter of 2017 was $521,000, or $(0.30) per basic and diluted share, compared to net loss of $680,000, or $(0.61) per basic and diluted share, for the same period in 2016.

Basic and diluted earnings per share were based on 1,730,952 and 1,121,251 weighted average shares outstanding, respectively, for the three months ended June 30, 2017, and 2016. All share and per share information has been adjusted to reflect a 1-for-4 reverse stock split effective March 20, 2017.

Six Month Results

For the six months ended June 30, 2017, revenue was $8,369,000 compared to $8,445,000 in the first half of 2016. Gross profit was $1,029,000, down from $1,412,000 in the first half of 2016. Gross margin was 12.3%, compared to 16.7% in the first half of 2016.  Loss from operations was $594,000 compared to income from operations of $185,000 in the first half of 2016. Loss from continuing operations was $668,000, or $(0.46) per basic and diluted share, compared to a loss from continuing operations of $34,000, or $(0.03) per basic and diluted share for the same period in 2016. Loss from discontinued operations was nil for the second half of 2017, compared to a loss from discontinued operations of $1,490,000, or $(1.39) per basic and diluted share for the first half of 2016. Net loss for the first half of 2017 was $668,000, or $(0.46) per basic and diluted share, compared to a net loss of $1,524,000, or ($1.42) per basic and diluted share, in the first half of 2016. Basic and diluted earnings per share were based on 1,455,506 and 1,073,212 weighted average shares outstanding, respectively, for the six months ended June 30, 2017, and 2016.  All share and per share information has been adjusted to reflect a 1-for-4 reverse stock split effective March 20, 2017.

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Financial Condition

As of June 30, 2017, Cleantech Solutions held cash and cash equivalents of $5,523,000 compared to $1,481,000 at December 31, 2016. Accounts receivable were $15,024,000 compared to $13,922,000 at December 31, 2016. Inventories were $3,492,000 compared to $2,394,000 at December 31, 2016. The Company had $1,475,000 and $280,000 in short-term bank loans and bank acceptance notes payable, respectively, at June 30, 2017, down from $2,160,000 and $547,000, respectively, at December 31, 2016. Working capital was $24,844,000 at June 30, 2017 compared to $21,539,000 at December 31, 2016. Stockholders’ equity was 67,517,000 at June 30, 2017 compared to $65,312,000 at December 31, 2016.

In the first half of 2017, the Company generated $1,610,000 in operating cash flow, primarily due to an increase in accounts payable and a decrease in prepaid and other current assets, which were offset by increases in accounts receivables and inventory and the net loss for the period. The Company generated $2,081,000 in cash flow from investing activities, primarily related to receipt of the second installment payment from the sale of Wuxi Fulland Wind Energy Equipment Co., Ltd. (“Fulland Wind”) in the second quarter of 2017. The Company generated $265,000 in cash flow from financing activities, primarily due to $860,000 in net proceeds from a private placement transaction in June 2017, which was partially offset by a reduction in short term debt.

Recent Events

In August 2017, the Company’s wholly-owned subsidiary, EC Power (Global), signed an agreement with ECoin Global Limited (“ECoin”) for the purchase of ECoin redemption codes with an aggregate value of $50 million for total consideration of $20 million. The Company plans to resell the redemption codes in the form of ECrent gift cards at global locals through reseller channels, such as convenience stores. The Company’s subsidiary has entered into an agreement with InComm, a global pre-payment network and solution provider and will start selling the redemption codes with face values of HK$100, HK$300 and HK$500 at major convenience store networks in Hong Kong and Macau beginning in August 2017. Other international locations will follow. Pursuant to the agreement, the Company will pay ECoin total consideration of $20 million in four annual installments in an amount equal to 50% of the net sale proceeds of the redemption codes sold during each calendar year. The value of any unsold redemption codes at the expiration of the agreement will be paid to ECoin using shares of the Company’s stock and not more than 19% of issued and outstanding ordinary shares of the Company.

In July 2017, the Company announced that it launched a global bike sharing app service and joined together with local sharing bike operators in Hong Kong. The Company has partnered with Hong Kong-based sharing bike operators and plans to add more regional bicycle operators to the platform. The Company has established a Hong Kong based subsidiary, Global Bike Share (Mobile App) Limited, and expects the mobile app business to commence operations in the fourth quarter of 2017.

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In July 2017, the Company’s board of directors formed a special committee comprised of three independent directors of the Company to evaluate and engage in discussions with ECrent Capital Holdings Limited (“ECrent”) regarding potential business cooperation between the two companies and a potential acquisition by the Company of ECrent (collectively, the “Potential Transactions”). All three members of the Special Committee are unaffiliated with ECrent and not management members of the Company. The Special Committee retained Duff & Phelps, LLC as its financial advisor to assist it in its review and evaluation of the Potential Transactions. The Company cautions its shareholders and others considering trading its securities that neither the Special Committee nor the Board has set a definitive timetable for the completion of its evaluation of and discussion regarding the Potential Transactions or any other alternative transaction and the Company does not currently intend to announce development unless and until an agreement has been reached. There can be no assurances that any definitive agreement will be executed relating to the Proposed Transactions, or that the Proposed Transactions or any other transaction will be approved or consummated.

Conference Call

Cleantech Solutions will conduct a conference call at 8:00 a.m. Eastern Time on Tuesday, August 15, to discuss financial results for the second quarter ended June 30, 2017. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (888) 346-8982. International callers should dial (412) 902-4272. If you are unable to participate in the conference call at this time, a replay will be available starting an hour after the conference call through 10:00 a.m. ET August 22, 2017. To access the replay, dial (877) 344-7529. International callers dial (412) 317-0088, and enter conference number: 10111489.

Discontinued Operations

On December 30, 2016, the Company sold 100% of the stock of Fulland Wind to an unrelated party and discontinued the Company’s forged rolled rings and related components business. Additionally, the Company’s management decided to discontinue its petroleum and chemical equipment segment due to significant declines in revenues and the loss of its major customer. As such, the assets and liabilities of these two segments were classified on the unaudited condensed consolidated balance sheets as assets and liabilities of discontinued operations and the operating results were classified as discontinued operations in the unaudited condensed consolidated statements of operations for all periods presented.

About Cleantech Solutions International

Cleantech Solutions, through its affiliated companies, designs, manufactures and distributes a line of proprietary high and low temperature dyeing and finishing machinery to the textile industry.  The Company’s latest business initiatives are focused on targeting the technology and global sharing economy markets, by developing online platforms and rental business partnerships that will drive the global development of sharing through economical rental business models.

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Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2016 and in our Form 10-Q for the quarter ended June 30, 2017. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Parkson Yip, Chief Operating Officer

E-mail: parkson.yip@cleantechsolutionsinternational.com

+852-31060372

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE GAIN (LOSS)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

REVENUES	$3,711,767	$3,917,800	$8,369,221	$8,444,500

COST OF REVENUES	3,268,923	3,326,835	7,340,523	7,032,314

GROSS PROFIT	442,844	590,965	1,028,698	1,412,186

OPERATING EXPENSES:
Depreciation	269,349	137,945	537,714	275,854
Selling, general and administrative	560,201	245,512	867,860	867,034
Research and development	111,053	66,237	217,130	84,638

Total operating expenses	940,603	449,694	1,622,704	1,227,526

(LOSS) INCOME FROM OPERATIONS	(497,759)	141,271	(594,006)	184,660

OTHER INCOME (EXPENSE):
Interest income	5,842	6,396	7,720	14,812
Interest expense	(35,176)	(32,344)	(74,866)	(64,954)
Loss on equity method investment	(24,456)	-	(42,811)	-
Foreign currency transaction gain	-	61	-	169
Other income	30,148	393	47,140	393

Total other expense, net	(23,642)	(25,494)	(62,817)	(49,580)

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(521,401)	115,777	(656,823)	135,080

Income taxes provision	21	46,597	11,083	169,415

(LOSS) INCOME FROM CONTINUING OPERATIONS	(521,422)	69,180	(667,906)	(34,335)
LOSS FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	-	(749,362)	-	(1,489,940)

NET LOSS	$(521,422)	$(680,182)	$(667,906)	$(1,524,275)

COMPREHENSIVE LOSS:
Net loss	$(521,422)	$(680,182)	$(667,906)	$(1,524,275)

Other comprehensive gain:
Unrealized foreign currency translation gain	1,087,468	(2,368,419)	1,583,592	(1,842,471)

Comprehensive gain (loss)	$566,046	$(3,048,601)	$915,686	$(3,366,746)

NET (LOSS) INCOME PER COMMON SHARE:

Continuing operations - Basic and diluted	$(0.30)	$0.06	$(0.46)	$(0.03)
Discontinued operations - basic and diluted	-	(0.67)	-	(1.39)

Net loss per common share - basic and diluted	$(0.30)	$(0.61)	$(0.46)	$(1.42)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	1,730,952	1,121,251	1,455,506	1,073,212

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,523,416	$1,481,498
Restricted cash	284,140	551,047
Notes receivable	144,521	133,913
Accounts receivable, net of allowance for doubtful accounts	15,023,701	13,922,371
Inventories, net of reserve for obsolete inventories	3,491,624	2,394,179
Advances to suppliers	1,313,883	1,116,525
Deferred tax assets	395,715	386,381
Receivable from sale of subsidiary	2,831,441	4,838,152
Prepaid expenses and other	578,015	9,074
Assets of discontinued operations	757,146	1,758,986

Total current assets	30,343,602	26,592,126

OTHER ASSETS:
Equity method investment	8,775,355	8,610,759
Property and equipment, net	28,648,360	29,878,675
Intangible assets, net	5,249,763	5,283,695

Total other assets	42,673,478	43,773,129

Total assets	$73,017,080	$70,365,255

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$1,474,709	$2,159,889
Bank acceptance notes payable	280,195	547,172
Accounts payable	2,338,100	864,870
Accrued expenses	253,649	368,395
Advances from customers	464,832	427,446
Due to related party	132,175	-
VAT and service taxes payable	84,250	47,319
Income taxes payable	60,922	79,467
Liabilities of discontinued operations	411,281	558,661

Total current liabilities	5,500,113	5,053,219

Total liabilities	5,500,113	5,053,219

Commitments and contingencies (see Note 15)

STOCKHOLDERS’ EQUITY:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; No shares issued and outstanding at June 30, 2017 and December 31, 2016)	-	-
Common stock ($0.001 par value; 12,500,000 shares authorized; 1,810,641 and 1,415,441 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively)	1,811	1,415
Additional paid-in capital	36,838,391	35,549,542
Retained earnings	25,863,592	26,531,498
Statutory reserve	2,352,592	2,352,592
Accumulated other comprehensive income - foreign currency translation adjustment	2,460,581	876,989

Total stockholders’ equity	67,516,967	65,312,036

Total liabilities and stockholders’ equity	$73,017,080	$70,365,255

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(667,906)	$(1,524,275)
Adjustments to reconcile net loss from operations to net cash provided by operating activities:
Depreciation	1,939,302	1,824,315
Depreciation - discontinued operations	-	1,527,446
Amortization of intangible assets	159,360	45,226
Loss on equity method investment	42,811	-
Stock-based compensation and fees	102,278	488,500
Changes in operating assets and liabilities:
Notes receivable	(7,273)	61,205
Accounts receivable	(754,586)	72,898
Inventories	(1,025,428)	(1,169,339)
Prepaid and other current assets	1,038,752	(12,704)
Advances to suppliers	(168,063)	100,454
Assets of discontinued operations	(276,596)	544,699
Accounts payable	1,460,922	243,910
Accrued expenses	(117,025)	(383,895)
VAT and service taxes payable	35,300	(148,996)
Income taxes payable	(20,185)	(140,742)
Advances from customers	26,691	(44,882)
Liabilities of discontinued operations	(158,681)	(679,657)

Net cash provided by operating activities	1,609,673	804,163

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(13,880)	(9,338)
Proceed received from sale of subsidiary in cash	2,094,606	-

Net cash provided by (used in) investing activities	2,080,726	(9,338)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	-	2,218,686
Repayments of bank loans	(727,294)	(2,295,192)
Decrease in restricted cash	276,372	459,038
Increase in restricted cash - discontinued operations	-	(68,856)
Decrease in bank acceptance notes payable	(276,372)	(459,038)
Increase in bank acceptance notes payable - discontinued operations	-	58,145
Advance from related party	132,175	-
Proceeds from sale of common stock, net	860,000	483,000

Net cash provided by financing activities	264,881	395,783

Effect of exchange rate changes on cash and cash equivalents	86,638	(458,073)

Net increase in cash and cash equivalents	4,041,918	732,535

Cash and cash equivalents - beginning of period	1,481,498	18,790,370

Cash and cash equivalents - end of period	$5,523,416	$19,522,905

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid in continuing operations for:
Interest	$74,866	$64,954
Income taxes	$12,808	$117,451

Cash paid in discontinued operations for:
Interest	$-	$46,222
Income taxes	$-	$1,313

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for future services	$298,567	$72,600
Stock issued for accrued liabilities	$28,400	$54,000
Increase in prepaid expenses and other from sale of equipment	$1,306,677	$-

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